IHO-AGRO
GROWING THE WORLD

Consulting Agreement

This agreement is made between IHO-Agro International Inc. and Mr. Ioan Hossu as of 07/29/2014

The scope of the agreement is to enter into a contract for consulting services with Mr. Hossu for a 12 month period.

Mr. Hossu will provide IHO-Agro with his time and effort to consult and provide other services to IHO-Agro for the benefit of IHO-Agro in its first year of operation. Due to the expertise and knowledge of Mr. Hossu in the fertilizer industry and in the products of IHO-Bio and IHO-Mineral, Mr. Hossu's time and effort is essential to the overall success of IHO-Agro International Inc.

Terms of the consulting contract:

A twelve month period beginning July 29th, 2014 to August 1st, 2015

Months 1 and 2 - $2,500.00 USD gross per month

Months 3-12 - $6,000 USD gross per month

Payable at the beginning of each month.

IHO-Agro is not responsible for any income taxes of Mr. Hossu. IHO-Agro is not responsible for providing any benefits to Mr. Hossu.

Mr. Hossu will be re-imbursed for expenses incurred in connection with IHO-Agro International business per company policy.

Mr. Hossu may be eligible at a later date a vehicle allowance.

Signed: ______________

Mr. M. Georgescu

SVP

IHO-Agro International

Signed: ______________

Mr. Ioan Hossu

Individual